UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014

NanoString Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North, Suite 2000

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 378-6266

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Events.

Mr. Bradford Crutchfield, a member of the board of directors (the “Board”) of NanoString Technologies, Inc. (the “Company”), accepted an offer of employment as an executive of one of the Company’s competitors. In accordance with the Company’s corporate governance principles adopted by the Board, Mr. Crutchfield submitted his resignation from the Board, effective immediately, and, on October 29, 2014, the Board accepted his resignation. In submitting his resignation, Mr. Crutchfield did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

As a result of Mr. Crutchfield’s resignation, the size of the Company’s Board was reduced from six to five members and Mr. Chad Waite, a member of the Board, was appointed to the Board’s audit committee to fill Mr. Crutchfield’s position. Following Mr. Waite’s appointment to the Board’s audit committee, the membership on the three standing committees of the Board is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Greg Norden (chairman)	Nicholas Galakatos, Ph.D. (chairman)	Chad Waite (chairman)
Chad Waite	Chad Waite	Nicholas Galakatos, Ph.D.
William D. Young		William D. Young

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

By:	/s/ R. Bradley Gray
R. Bradley Gray President and Chief Executive Officer

Date: October 31, 2014